UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 18, 2013

Unilens Vision Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-17861 (Commission File Number)	27-2254517 (IRS Employer Identification No.)

10431 72nd Street North Largo, Florida (Address of Principal Executive Offices)	33777-1511 (Zip code)

Registrant’s telephone number, including area code:  (727) 544-2531

N/A

(Former Name or Former Address, if Changed Since Last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.

Submission of Matters to a Vote of Security Holders.

Unilens Vision Inc. held its Annual Meeting of Stockholders on December 18, 2013. The Class III Board of Directors’ nominee set forth below was elected to hold office until the annual meeting of stockholders in 2016, and, until his successor is duly elected and qualified. Stockholders also ratified the appointment of Warren Averett, LLC as the Company’s independent auditors for the 2014 fiscal year, approved on a non-binding advisory basis the compensation of the named executive officers, and approved to have the non-binding advisory vote on the compensation of our named executive officers every three years.

The table below shows the voting results:

	For	Against	Withheld	Broker Non-Votes
Election of Directors
Class III
Michael J. Pecora	558,105	980	20	577,179

Ratification of Appointment of Independent Auditor	1,134,161	2,103	20	0

Approve on a Non-Binding Advisory
Basis, the Compensation of Named
Executive Officers	556,240	2,300	565	577,179

	3 Years	2 Years	Every Year	Withheld	Broker Non-Votes
Recommendation on a Non-Binding
Advisory Basis, to have the Non-
Binding Advisory Vote on the
Compensation of Our Named
Executive Officers Every Three Years,
Every Two Years or Every Year	530,905	4,940	21,195	2,065	577,179

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNILENS VISION INC. (Registrant)
Date: December 18, 2013	By /s/Leonard F. Barker Name: Leonard F. Barker Title: Chief Financial Officer

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